As Filed with the Securities and Exchange Commission on June 25, 2001

                      Investment Company Act File No. 811-5901



                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549



                                    FORM N-2

                             REGISTRATION STATEMENT

                     UNDER THE INVESTMENT COMPANY ACT OF 1940               [X]

                                 Amendment No. 12                           [X]

                        (Check appropriate box or boxes.)



                     PUTNAM INVESTMENT GRADE MUNICIPAL TRUST

               (Exact name of registrant as specified in charter)



               One Post Office Square, Boston, Massachusetts 02109

               (Address of Principal Executive Offices) (Zip Code)

                                (617) 292-1000

              (Registrant's Telephone Number, including Area Code)



                                 JOHN R. VERANI

                     Putnam Investment Grade Municipal Trust

                              One Post Office Square

                           Boston, Massachusetts 02109

                     (Name and Address of Agent for Service)



                                   Copies to:

                            JOHN W. GERSTMAYR, Esquire

                                   ROPES & GRAY

                             One International Place

                                 Boston, MA 02110



PART C

ITEM 23.  EXHIBITS



    Amendment to the Registrant's Bylaws, adopted as of March 9, 2001 by the

Registrant's Board of Trustees, is filed herewith as Exhibit 2(b).



SIGNATURES



    Pursuant to the requirements of the Investment Company Act of 1940, the

Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on the 21st day of

June, 2001.



                                    PUTNAM INVESTMENT GRADE MUNICIPAL TRUST



                                    By:  Gordon H. Silver

                                    ---------------------

                                         Vice President





EXHIBIT INDEX



Exhibit No.                            Description

------------                           ------------

2(b)                                   Amendment to Registrant's Bylaws adopted

                                       as of March 9, 2001